SECOND AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                              MANAGEMENT AGREEMENT


The Management Agreement executed and entered into by and between Principal Variable Contracts Fund, Inc., a Maryland corporation, and Principal Management Corporation, an Iowa corporation, on the 1st day of July, 1997, is hereby amended to including the following:

                                   SCHEDULE 12
                                 Management Fees
                                Blue Chip Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                          Average Daily Net Assets
         ------------------                          ------------------------
         First $250 Million                                   0.60%
         Next $250 Million                                    0.55%
         Next $250 Million                                    0.50%
         Next $250 Million                                    0.45%
         Thereafter                                           0.40%

                                   SCHEDULE 13
                                 Management Fees
                             LargeCap Growth Account

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $250 Million                                  1.10%
         Next $250 Million                                   1.05%
         Next $250 Million                                   1.00%
         Next $250 Million                                   0.95%
         Thereafter                                          0.90%

                                   SCHEDULE 14
                                 Management Fees
                              MidCap Value Account

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $250 Million                                  1.05%
         Next $250 Million                                   1.00%
         Next $250 Million                                   0.95%
         Next $250 Million                                   0.90%
         Thereafter                                          0.85%

                                   SCHEDULE 15

                                 Management Fees
                             Stock Index 500 Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
                  Overall Fee                               0.35%


Executed this 17th day of March, 1999

Principal Management Corporation         Principal Variable Contracts Fund, Inc.

    /s/ Ernest H. Gillum                    /s/ A. S. Filean
by:________________________________      by:________________________________